EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-23821, 333-23823, 333-23825, 333-23827, 333-43447, 333-52807, 333-52809 and 333-39780) of Ingram Micro Inc. of our report dated February 14, 2002 relating to the financial statements, which appears in the Annual Report to Shareowners, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 14, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Los Angeles, California
March 25, 2002